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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) March 14, 1994



First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)



Pennsylvania                     0-11242        25-1428528
(State or other jurisdiction   (Commission   (IRS Employer
 of incorporation)             File Number)   Identification No.)



22 North Sixth Street,       Indiana, PA       15701
(Address of principal executive offices)



Registrant's telephone number, including area code (412) 349-7220




(Former name or former address, if changed since last report)
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Item 5. Other Events

On March 14, 1994, the registrant entered into a letter of intent (Exhibit 20.1) to acquire Reliable Financial Corporation ("Reliable"). Reliable is a holding company which was established in 1991 for the purpose of owning 100% of the outstanding common stock of Reliable Savings Bank, PaSA.
Reliable Savings Bank, PaSA is a Pennsylvania-chartered savings and loan association, headquartered in Bridgeville, Pennsylvania with total assets of $146 million. Reliable, which traces its origins to 1925, maintains three (3) banking offices in Allegheny
county.   Reliable shares are traded on the NASDQ National Market
System under the symbol "RESB".

The agreement provides for the issuance of 1.6 shares of the registrant's common stock for each Reliable common share. It is anticipated that the acquisition will be accounted for as a pooling of interests.


Item 7.  Financial Statements and Exhibits

Exhibit 20.1  Letter of intent between First Commonwealth
              Financial Corporation and Reliable Financial
              Corporation to effect a merger under the pooling of interests accounting treatment.





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 24, 1994






                       FIRST COMMONWEALTH FINANCIAL CORPORATION


                      By:  /S/JOHN J. DOLAN
                           John J. Dolan
                           Sr. Vice President, Comptroller
                           and Chief Financial Officer